EXHIBIT 99.1

COMPUTER ACCESS TECHNOLOGY CORPORATION

CERTIFICATION

In connection with the periodic report of Computer Access Technology Corporation (the “Company”) on Form 10-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), I, Dan Wilnai, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 21, 2003	By:	/S/ DAN WILNAI
Dan Wilnai
President, Chief Executive Officer and Chairman of the Board